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                                                                 EXHIBIT 10.4(a)

[PLANTRONICS LOGO]

HUMAN RESOURCE ADMINISTRATIVE GUIDE

                                                                       No. H0xxx
                                                                  Rev 3.0 7/1/00

                    REGULAR AND SUPPLEMENTAL BONUS GUIDELINES

1.0    PURPOSE

       The following Bonus guidelines shall apply to Fiscal Year 2001 and subsequent fiscal years, unless amended. These guidelines will determine how regular and supplemental bonuses are administered and calculated.

2.0    SCOPE

       Selected employees may be eligible to participate in the Plantronics, Inc. Regular and/or Supplemental Bonus Plan. Participants must receive appropriate approval, as designated by the Company's signature authority policy.

3.0    GENERAL

       Plantronics has introduced numerous forms of variable compensation to incent employees to achieve. The regular and supplemental bonus plans were created to reward performance against documented objectives.

4.0    GUIDELINE

       To become a Participant in the Regular or Supplemental Bonus Plan, an associate must receive confirmation by way of a fully executed offer letter or pay adjustment memo, received from the Human Resource department.

       The Regular and Supplemental Bonus Plan targets bonus amounts for participants as a percentage of base salary. Target base salary for the regular bonus plan is computed as one quarter of the ending pay rate. Payout of the regular bonus will be made on a quarterly basis -- 25% of the bonus target percentage each quarter times the individual performance score. Target base salary for the supplemental bonus plan is computed based on actual salary earned for the year. Actual payment is based on company and individual performance scores. The Supplemental Bonus is paid following the close of the fiscal year.

       Supplemental Bonus Plan is paid only on the basis of relative achievement against the Board approved plan for adjusted net income excluding one-time gains/losses from sales of capital assets and write-offs. Should adjusted net income fall below the Board-approved plan, supplemental bonus payments will be reduced proportionately, i.e., 95% achievement of net income funds a pool equal to 95% of target bonuses. Each participant will receive payment only to the extent of actual accomplishment of individual objectives.

       NO SUPPLEMENTAL BONUS WILL BE PAID IF RESULTS WERE LOWER THAN THE RESULTS FROM THE PRIOR YEAR. MAXIMUM PAYOUT FOR ANY INDIVIDUAL IS 100% OF TARGET.

                    --------------------------------------------
                    EXAMPLE:                        FISCAL YEAR
                    --------------------------------------------
                    Fiscal Year Base Salary             $150,000
                    --------------------------------------------
                    Bonus Percentage                         20%
                    --------------------------------------------
                    Target Supplemental Bonus             30,000
                    --------------------------------------------
                    Company Performance                      96%
                    --------------------------------------------
                    Personal Performance                     80%
                    --------------------------------------------
                    Payout                               $23,040
                    --------------------------------------------


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

[PLANTRONICS LOGO]

HUMAN RESOURCE ADMINISTRATIVE GUIDE

                                                                       No. H0xxx
                                                                  Rev 3.0 7/1/00

                    REGULAR AND SUPPLEMENTAL BONUS GUIDELINES

       The actual Regular Bonus payment is based upon the attainment of individual objectives, as determined. Payouts will be made using an actual performance factor (0% to 100% of target) as determined by the supervisor, department Vice President, and/or the CEO, and based upon the participant's achievement of goals and objectives.

       For example, assume a participant earns $100,000 per year and is targeted to earn a 20% Regular Bonus. If the participant receives a 4% increase in Q2 and achieved objective factors of 80% in Q1, 85% in Q2, 90% in Q3 and 85% in Q4, the bonus would be calculated as follows:

------------------------------------------------------------------------------------------
                                           Q1          Q2             Q3            Q4
------------------------------------------------------------------------------------------
Fiscal Year Base Salary                $100,000     $104,000       $104,000      $104,000
------------------------------------------------------------------------------------------
Bonus Percentage                            20%          20%            20%           20%
------------------------------------------------------------------------------------------
Maximum Quarterly Bonus                   5,000        5,200          5,200         5,200
------------------------------------------------------------------------------------------
Personal Performance Factor                 80%          85%            90%           85%
------------------------------------------------------------------------------------------
Quarterly Payout                          4,000        4,420          4,680         4,420
------------------------------------------------------------------------------------------
Maximum Year-to-Date Bonus                5,000       10,000         15,000        20,000
------------------------------------------------------------------------------------------
CUMULATIVE ANNUAL PAYOUT                 $4,000       $8,420        $13,100       $17,520
------------------------------------------------------------------------------------------

       Regular Bonuses will be paid as soon as practicable following the close of a quarter.

       A participant must be employed by Plantronics on the payment date to be eligible. If not employed on the payment date, the participant shall not be entitled to any funds. If the participant dies, or is disabled and therefore unable to work during the relevant quarter or prior to the payment date, the participant will be treated as being employed on the payment date and the participant or the participant's estate will be entitled to the portion of the quarterly bonus actually earned on a pro rata basis using the time actually worked during the relevant quarter.


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